SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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EXPLANATORY NOTE

This revised Definitive Proxy Statement on Schedule 14A is being filed solely to remove the “PRELIMINARY COPY – SUBJECT TO COMPLETION” heading on the Notice of Special Meeting of Stockholders filed as part of the Dynavax Technologies Corporation Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on November 30, 2010 (the “Original Filing”). Except as described above, all other information included in the Original Filing remains unchanged.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On January 5, 2011

Dear Stockholder:

Notice is hereby given that a Special Meeting of Stockholders of Dynavax Technologies Corporation, a Delaware corporation (the “Company”), will be held on January 5, 2011 at 9:00 a.m. local time at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. The Company is conducting this Special Meeting for the following purposes:

1.	To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 to 250,000,000 shares.

2.	To approve the Dynavax Technologies Corporation 2011 Equity Incentive Plan.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is November 5, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof. In accordance with Delaware law, for ten days prior to the Special Meeting, a list of stockholders of record will be available for inspection in the office of the Corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710. The list of stockholders will also be available at the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on January 5, 2011 at 9:00 a.m. local time at 2929 Seventh Street, Suite 100, Berkeley,

California 94710.

The proxy statement is available at http://www.dynavax.com/2011specialproxy.html.

By Order of the Board of Directors

/s/ Michael S. Ostrach
Michael S. Ostrach
Secretary

Berkeley, California

December 9, 2010

You are cordially invited to attend the meeting in person. Your vote is important, regardless of the number of shares you own. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

DYNAVAX TECHNOLOGIES CORPORATION

2929 Seventh Street, Suite 100

Berkeley, California 94710

PROXY STATEMENT

FOR A SPECIAL MEETING OF STOCKHOLDERS

January 5, 2011

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We delivered these proxy materials to you because the Board of Directors of Dynavax Technologies Corporation (sometimes referred to as “we,” the “Company” or “Dynavax”) is soliciting your proxy to vote at a Special Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the special meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail these proxy materials on or about December 9, 2010 to all stockholders of record entitled to vote at the special meeting.

How do I attend the special meeting?

The meeting will be held on Wednesday, January 5, 2011 at 9:00 a.m., California time at the Company’s executive offices at 2929 Seventh Street, Suite 100, Berkeley, California 94710. Directions to the special meeting may be found at http://www.dynavax.com/directions.html. Information on how to vote in person at the special meeting is discussed below.

Who can vote at the special meeting?

Only stockholders of record at the close of business on November 5, 2010 will be entitled to vote at the special meeting. On this record date, there were 115,575,069 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on November 5, 2010 your shares were registered directly in your name with the Company’s transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive. Directions to the special meeting location are available at http://www.dynavax.com/directions.html.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

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To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card by mail. You may vote by telephone until 11:59 p.m., Eastern Standard Time, January 4, 2011.

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To vote using the internet, simply follow the instructions on the enclosed proxy card. If you vote by using the internet, do not return your proxy card by mail. You may vote by using the internet until 11:59 p.m., Eastern Standard Time, January 4, 2011.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 5, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

We are asking you to vote on two (2) proposals:

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Proposal 1: To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 to 250,000,000 shares.

•	Proposal 2: To approve the Dynavax Technologies Corporation 2011 Equity Incentive Plan.

Why are we proposing to increase the authorized number of shares of common stock pursuant to Proposal 1?

We desire to have additional shares available to provide additional flexibility to use our capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; establishing strategic relationships with other companies; expanding our business or product candidates through the acquisition of other businesses or products; providing equity incentives to employees, officers or directors and other purposes related to our business. The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management.

Why are we seeking stockholder approval of the increase in the authorized number of shares of common stock in Proposal 1?

Section 242 of the Delaware General Corporation Law requires stockholder approval of an amendment to our certificate of incorporation, which is required in order to increase the authorized number of shares of our common stock.

Why is Dynavax’s Board of Directors recommending approval of the increase in the authorized number of shares of common stock in Proposal 1?

As of our record date of November 5, 2010, our total common stock outstanding was 115,575,069. Taking into account shares of common stock reserved for issuance upon the exercise of outstanding warrants as well as shares of common stock reserved for issuance upon exercise of outstanding employee stock options, our total common stock outstanding on a fully diluted basis would represent approximately 149,700,000 of our currently authorized 150,000,000 shares. In developing its recommendation to the stockholders to vote in favor of the increase to the authorized number of shares of our common stock, our Board of Directors considered many factors, including but not limited to the following:

•

The benefits to us of having additional flexibility to use our capital stock for business and financial purposes in the future, including establishing strategic relationships with other companies and expanding our business or product candidates through the acquisition of other businesses or products.

•	The benefits to us of raising additional capital through sales of common stock under our at-the-market common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire Capital”).

•

The benefits to the stockholders of using the additional shares to oppose a hostile takeover attempt or to delay or prevent changes in control or our management in order to maximize the value for our stockholders.

•	The dilution of the ownership interests in Dynavax held by our existing stockholders as a result of the potential issuance of the additional shares.

•

The consequences of our failure to increase the authorized number of shares of our common stock, including our inability to utilize our equity financing agreement with Aspire Capital and a lack of equity incentives to employees, officers or directors.

What happens if the increase in the authorized number of shares of common stock in Proposal 1 is approved?

If the increase in the authorized number of shares of our common stock is approved, we will file with the Secretary of State of Delaware a Certificate of Amendment to our Sixth Amended and Restated Certificate of Incorporation to increase our authorized number of shares of common stock from 150,000,000 shares to 250,000,000 shares.

What happens if the increase in the authorized number of shares of common stock in Proposal 1 is not approved?

If the increase in the authorized number of shares of our common stock is not approved, our Sixth Amended and Restated Certificate of Incorporation will remain as it is, and the authorized number of shares of our common stock will remain at 150,000,000. Our ability to use our capital stock for business and financial purposes will be limited to the number of authorized shares of our common stock available for issuance and we may lose the flexibility to operate our business optimally, for example, by limiting our ability to use our equity financing agreement with Aspire Capital. In addition, even if Proposal 2 is approved by a majority of the shares present, in person or represented by proxy and entitled to vote at the special meeting, the 2011 Plan will not become effective if the increase in the authorized number of shares of our common stock is not approved.

Why are we proposing to adopt the 2011 Plan pursuant to Proposal 2?

We currently have two stockholder-approved equity incentive plans: the Dynavax Technologies Corporation 1997 Equity Incentive Plan (the “1997 Plan”), which has expired and has no shares remaining available for issuance, and the Dynavax Technologies Corporation 2004 Stock Incentive Plan (the “2004 Plan”), which has 371,093 shares remaining available for grant as of November 5, 2010. We also sponsor a 2010 Employment Inducement Award Plan (the “2010 Inducement Plan”), which is a non-stockholder approved plan intended to rely on an exemption from stockholder approval under certain NASDAQ rules for equity awards to newly hired employees as a material inducement to the individual’s entering into employment with us. The 2010 Inducement Plan has 595,500 shares remaining available for grant. Once we exhaust our remaining share reserve under the 2004 Plan and the 2010 Inducement Plan, we will be unable to issue new equity awards to our new and existing employees, consultants, officers or directors. We are asking you to approve the 2011 Plan, rather than increase the number of shares available for issuance under the 2004 Plan or the 2010 Inducement Plan, because the 2011 Plan contains provisions that are designed to protect our stockholders’ interests and to reflect compensation and corporate governance best practices. The 2011 Plan will provide us with sufficient shares to enable us to grant equity awards to our employees for approximately two more years, and we anticipate seeking stockholder approval to increase the number of shares available for issuance under the 2011 Plan in fiscal year 2013. Upon the effectiveness of the 2011 Plan, no additional awards will be granted under either the 2004 Plan or the 2010 Inducement Plan. All shares currently subject to awards outstanding under the 1997 Plan, 2004 Plan or 2010 Inducement Plan, which awards expire or are forfeited, will be included in the reserve for the 2011 Plan to the extent such shares would otherwise return to such plans.

Why are we seeking stockholder approval of the 2011 Plan in Proposal 2?

NASDAQ Marketplace Rule 5635(c) generally requires stockholder approval when an equity compensation plan or other arrangement is established or materially amended, unless an exemption applies.

Why is Dynavax’s Board of Directors recommending approval of the 2011 Plan in Proposal 2?

In developing its recommendation to the stockholders to vote in favor of the approval of the 2011 Plan, our Board of Directors considered many factors, including but not limited to the following:

•	The need to attract and retain highly qualified employees in a competitive market.

•	The desire to provide long term incentives that align employee compensation with stockholder interests.

•	Our gross burn rates for the last three years.

•	The addition of a number of specific terms and limitations in the 2011 Plan that our Board believes represent compensation and corporate governance best practices.

What happens if the 2011 Plan in Proposal 2 is approved?

If the 2011 Plan is approved by our stockholders, the 2011 Plan will become effective and it will replace the 1997 Plan, the 2004 Plan and the 2010 Inducement Plan.

What happens if the 2011 Plan in Proposal 2 is not approved?

If the 2011 Plan is not approved by our stockholders, the 2011 Plan will not become effective, and we will continue to issue awards under the 2004 Plan to existing employees, consultants, officers and directors until our share reserve under such plan is exhausted. In addition, we may continue to issue equity awards to newly hired employees as a material inducement to the individual’s entering into employment with us under the 2010 Inducement Plan.

How do I vote?

For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive. Directions to the special meeting location are available at http://www.dynavax.com/directions.html.

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To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

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To vote using the telephone, simply follow the instructions on the enclosed proxy card. Voting by telephone has the same effect as voting by mail. If you vote by telephone, do not return your proxy card by mail. You may vote by telephone until 11:59 p.m., Eastern Standard Time, January 4, 2011.

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To vote using the internet, simply follow the instructions on the enclosed proxy card. If you vote by using the internet, do not return your proxy card by mail. You may vote by using the internet until 11:59 p.m., Eastern Standard Time, January 4, 2011.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Dynavax. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of November 5, 2010.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the approval of the amendment to our Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of our common stock.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and our transfer agent, BNY Mellon, may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but BNY Mellon will be paid its customary fee of approximately $10,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to Dynavax’s Secretary at 2929 Seventh Street, Suite 100, Berkeley, California 94710.

•	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. For Proposal 1, broker non-votes will be counted towards the vote total and have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal 2.

What are “broker non-votes” and what is their effect on the vote?

Broker non-votes occur when a beneficial owner of shares held in “street name” fails to provide instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” If the beneficial owner does not provide voting instructions, the broker or nominee cannot vote the shares with respect to “non-routine” matters. Both proposals are “non-routine” matters and broker non-votes will be counted towards the quorum requirement. On Proposal 1, broker non-votes will have the same effect as “Against” votes. On Proposal 2, broker non-votes will have no effect.

How many votes are needed to approve each proposal?

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Proposal 1, to approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 to 250,000,000 shares, must receive “For” votes from the holders of a majority of the Company’s outstanding shares entitled to vote. If you fail to return your proxy card, it will have the same effect as an “Against” vote. If you return your proxy card and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have the same effect as “Against” votes.

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Proposal 2, to approve the Dynavax Technologies Corporation 2011 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present either in person or by proxy, if a quorum of stockholders is achieved. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 115,575,069 shares outstanding and entitled to vote. Thus, the holders of at least 57,787,535 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How does Dynavax’s Board of Directors recommend that I vote?

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After careful consideration, our Board of Directors has approved the amendment to our Sixth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock, and has determined that such action is advisable and in the best interests of Dynavax and our stockholders. Accordingly, our Board of Directors recommends that Dynavax stockholders vote “For” Proposal 1.

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After careful consideration, the Compensation Committee of our Board of Directors has approved the Dynavax Technologies Corporation 2011 Equity Incentive Plan and has determined that such action is advisable and in the best interests of Dynavax and our stockholders. Accordingly, our Board of Directors recommends that Dynavax stockholders vote “For” Proposal 2.

Am I entitled to appraisal rights?

Under Delaware law, Dynavax stockholders are not entitled to appraisal rights in connection with the transactions described in this proxy statement.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the special meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement is available at http://www.dynavax.com/2011specialproxy.html.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2011 annual meeting of stockholders, your proposal must be submitted in writing by February 13, 2011, to Michael S. Ostrach, Esq., Corporate Secretary. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us before March 15, 2011, for all proxies we receive, the proxy holders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.

PROPOSAL 1

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors is requesting stockholder approval of an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 150,000,000 shares to 250,000,000 shares.

In addition to the 115,575,069 shares of common stock outstanding as of our record date, November 5, 2010, the Board of Directors has reserved 7,981,262 shares for issuance upon exercise of employee stock options and delivery of restricted stock units and up to 25,833,879 shares of common stock that may be issued upon exercise of outstanding warrants.

On September 14, 2010, the Board of Directors authorized Dynavax to enter into that certain Common Stock Purchase Agreement (the “Purchase Agreement”), dated September 20, 2010, with Aspire Capital Fund, LLC (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $30.0 million shares of Dynavax common stock over the term of the Purchase Agreement. Under the Purchase Agreement, Dynavax has the right to sell up to a maximum of 150,000 shares per day on any business day on which the closing sale price of Dynavax common stock exceeds $1.00 per share. Dynavax and Aspire Capital may mutually agree to increase the number of shares that may be sold per business day by up to an additional 1,000,000 shares per day. The purchase price per share is the lower of (i) the lowest sale price for the common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. As of November 5, 2010, Dynavax had raised approximately $3.3 million from the sale of common stock to Aspire Capital pursuant to the Purchase Agreement. Dynavax expects to use the net proceeds from sales to Aspire Capital for general corporate purposes, including clinical trials, research and development expenses and general and administrative expenses. Dynavax has not determined the amounts it plans to spend on any of the areas listed above or the timing of these expenditures. Pending application of the net proceeds as described above, Dynavax intends to temporarily invest the proceeds in short-term interest bearing instruments.

Although, at present, the Board of Directors has no other plans to issue additional shares of common stock other than under the terms of our equity incentive plans, the Board of Directors believes it is prudent to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other corporate purposes. The additional shares are also necessary to establish a share reserve for the 2011 Plan. As a result, if Proposal 1 is not approved, our 2011 Plan will not become effective. See Proposal 2 for a description of the 2011 Plan and the consequences if it does not become effective.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Dynavax to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Dynavax. For example, we have a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the Board of Directors, give certain holders the right to acquire additional shares of common stock at a low price, or the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at Dynavax), nevertheless, stockholders should be aware that approval of this proposal could facilitate future efforts by Dynavax to deter or prevent changes in control of Dynavax, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

In developing its recommendation to the stockholders to vote in favor of the increase to the authorized number of shares of our common stock, our Board of Directors considered many factors, including but not limited to the following:

•

The benefits to us of having additional flexibility to use our capital stock for business and financial purposes in the future, including establishing strategic relationships with other companies and expanding our business or product candidates through the acquisition of other businesses or products.

•	The benefits to us of raising additional capital through our at-the-market common stock purchase agreement with Aspire Capital.

•

The benefits to the stockholders of using the additional shares to oppose a hostile takeover attempt or to delay or prevent changes in control or our management in order to maximize the value for our stockholders.

•	The dilution of the ownership interests in Dynavax held by our existing stockholders as a result of the potential issuance of the additional shares.

The consequences of our failure to increase the authorized number of shares of our common stock include our inability to utilize our equity financing agreement with Aspire Capital and the failure of the 2011 Plan to become effective and therefore a lack of equity incentives that can be made available to employees, officers or directors.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The form of proposed certificate of amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized shares of our common stock is attached to this proxy statement as Annex A.

The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 1.

PROPOSAL 2

APPROVAL OF 2011 EQUITY INCENTIVE PLAN

In November 2010, the Compensation Committee of our Board of Directors adopted the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”), subject to approval by our stockholders and subject to the approval of Proposal 1 to the increase in the authorized number of shares of our common stock, as the successor to and continuation of the Dynavax Technologies Corporation 1997 Equity Incentive Plan (the “1997 Plan”), which expired in 2007, the Dynavax Technologies Corporation 2004 Stock Incentive Plan (the “2004 Plan”) and the 2010 Employment Inducement Award Plan (the “2010 Inducement Plan,” and together with the 1997 Plan and the 2004 Plan, the “Prior Plans”), which were originally adopted by the Board in January 1997, January 2004 and January 2010, respectively.

Our Board of Directors is asking you to approve the 2011 Plan, which, in addition to providing clarity, ease of administration, and compliance with recent developments in applicable laws, will provide us with sufficient shares to enable us to grant equity awards to our employees for approximately two more years. Rather than simply request an increase in the share reserve of the Prior Plans, we are asking you to approve a new plan that we believe includes policies and terms that represent corporate governance best practices designed to protect our stockholders’ interests. If approved, the 2011 Plan will become effective on the date on which the Company files the Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. We anticipate seeking stockholder approval to increase the number of shares available for issuance under the 2011 Plan in 2013.

If the 2011 Plan is approved and becomes effective, the aggregate number of shares of common stock available for issuance (including shares subject to stock awards outstanding on November 5, 2010) under the Prior Plans and the 2011 Plan will be 22,981,262 shares, representing approximately 15% of the shares of our fully-diluted common stock outstanding as of November 5, 2010. However, no new stock awards shall be granted under the Prior Plans from and after the effective date of the 2011 Plan. Instead, on the effective date of the 2011 Plan, a total of 15,000,000 newly approved shares will become available for grant under the 2011 Plan and any shares remaining available for new grants on the effective date of the 2011 Plan under the Prior Plans (but not including any shares that may be added to the 2004 Plan share reserve on the first business day in 2011 by operation of the evergreen provision in Section 3(a) of the 2004 Plan) shall become available for issuance under the 2011 Plan. In addition, the Prior Plans will be terminated (to the extent not previously expired) as soon as the 2011 Plan is effective. Any shares that would otherwise have returned to the Prior Plans on or after the effective date of the 2011 Plan shall instead return to, and become available for new grants under, the 2011 Plan. To be clear, no shares are available for future grants under the 1997 Plan, and, as of November 5, 2010, there were options covering 792,539 shares outstanding under the 1997 Plan. If those options under the 1997 Plan expire or are otherwise forfeited prior to exercise, the shares subject to those options will become available for future grants under the 2011 Plan.

Approval of the 2011 Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting. Abstentions will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

Why You Should Vote for the 2011 Plan

Equity Incentives such as Stock Options Are an Important Part of Our Compensation Philosophy

The 2011 Plan is critical to our ongoing effort to build stockholder value through retaining and motivating key employees. The purpose of the increase in available shares under the 2011 Plan is to provide us with a sufficient reserve of common stock to offer appropriate incentives to our employees, consultants and directors. Dynavax is a clinical-stage biopharmaceutical company whose lead product candidate is HEPLISAVTM, a Phase

3 investigational adult hepatitis B vaccine. Our success in developing marketable products, achieving a competitive position and implementing our current initiatives, particularly for HEPLISAV, will depend on our ability to attract and retain qualified personnel in areas requiring specific technical, medical or commercial expertise. Like all biotechnology companies, we actively compete for highly qualified employees. Our equity programs are key components of our strategy to attract and retain those individuals. We continue to believe that equity compensation is a critical component to motivate key employees and effectively aligns employee compensation with stockholder interests. Traditionally, stock options have been the primary focus of our equity program. The potential value of stock options is realized only if our share price increases, and so we believe stock options provide a strong incentive for individuals to work to grow our business and build stockholder value, and are most attractive to individuals who share our entrepreneurial spirit. In addition, we have also granted a limited number of restricted stock awards in recent years in order to attract and retain exceptional employees.

Our Prior Plans are Depleted

Grants of equity awards to our named executive officers and our directors have been made from our Prior Plans. As of November 5, 2010, our Prior Plans have 966,593 shares remaining available for grant; therefore, we are limited in our ability to issue equity to our named executive officers, key employees, consultants or our directors unless our stockholders approve a new stock plan. While we could increase cash compensation if we are unable to grant equity incentives, we have taken measures to conserve our use of cash and anticipate that we will have difficultly attracting, retaining, and motivating our named executive officers, our key employees and our directors if we are unable to make equity grants to them. Equity awards are a more effective executive compensation vehicle than cash at a growth-oriented, entrepreneurial company because they deliver high potential value with a smaller impact on current income and cash flow. Therefore, we are asking our stockholders to approve the 2011 Plan.

We Manage Our Equity Award Use Carefully

We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. However, we recognize that equity awards dilute existing stockholders and therefore we must responsibly manage the growth of our equity compensation program. We are committed to effectively managing our equity compensation share reserve, including our burn rate. Detailed information about equity awards issued in prior years as well as other relevant information is set forth in the “Information for Burn Rate Calculation” table below.

The 2011 Plan Combines Compensation and Governance Best Practices

We note that our 2011 Plan contains provisions that are designed to protect our stockholders’ interests and to reflect compensation and corporate governance best practices, including:

•

Stockholder approval is required for additional shares.    Unlike our 2004 Plan, the 2011 Plan does not contain an annual “evergreen” provision that provides for automatic increases of shares on an ongoing basis. The 2011 Plan authorizes a fixed number for our share reserve, so that stockholder approval is required to issue any additional shares from the 2011 Plan once we have used all shares available for issuance. The 2011 Plan is not an inducement plan, and therefore requires stockholder approval under the NASDAQ Marketplace Rules.

•

No discount stock options or stock appreciation rights.    All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Repricing is not allowed. The 2011 Plan prohibits the repricing or exchange of underwater stock options and stock appreciation rights without prior stockholder approval.

•

Reasonable share counting provisions.    In general, when awards granted under the 2011 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, in contrast to our 2004 Plan, the 2011 Plan prohibits shares tendered to pay the exercise price of an award or shares withheld for payment of taxes to be returned to our share reserve.

•

Removal of automatic change of control vesting acceleration provisions.    Our 2004 Plan provides for automatic accelerated vesting of equity awards issued under such plan upon a change of control if the acquiring company does not assume the awards (i.e., a “single trigger” provision) or if the acquiring company terminates the holder’s employment within twelve months following the consummation of the change of control (i.e., a “double trigger” provision). Under the 2011 Plan, awards do not automatically accelerate upon a change of control unless there is an acceleration provision in an individual award agreement, or our Board of Directors elects to grant such accelerated vesting in connection with a particular transaction.

Information for Burn Rate Calculation

The following table provides the detailed information necessary to calculate our burn rates for the fiscal period ended November 5, 2010 and fiscal years ended 2009, 2008 and 2007. The table reflects grant information for our Prior Plans, but excludes our Employee Stock Purchase Plan.

	Year to Date November 5, 2010	Fiscal 2009	Fiscal 2008	Fiscal 2007
Options Granted	2,348,994	1,398,350	1,764,700	1,132,085
Restricted Stock Units Granted	—	—	435,000	—
Restricted Stock Awards Granted	—	—	—	5,000
Options Cancelled	777,261	936,606	1,203,182	270,303
Restricted Stock Units Cancelled	15,000	60,000	90,000	—
Restricted Stock Awards Cancelled	—	—	—	—
Options and Awards Available for Grant	966,593	658,909	660,653	1,257,171
Weighted-Average Common Stock Outstanding	76,457,748	40,350,136	39,819,046	39,746,382
Common Stock Outstanding	115,575,069	54,279,270	39,854,265	39,764,520

Summary of the 2011 Plan

A summary of the principal features of the 2011 Plan follows below. The summary is qualified by the full text of the 2011 Plan that is attached as Annex B to this proxy statement.

Types of Awards

The 2011 Plan provides for the following types of awards: incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards, performance cash awards, and other stock-based awards. We refer to these stock awards in this Proposal collectively as the stock awards or awards.

Eligibility

Stock awards may be granted under the 2011 Plan to employees (including officers) and consultants of Dynavax or our affiliates, and members of our Board of Directors. Pursuant to applicable tax law, we may only grant incentive stock options to our employees (including officers) and employees of our affiliates. As of November 5, 2010, we had a total of 129 employees and consultants and 8 non-employee directors who would be eligible to be granted awards from the 2011 Plan.

No person may be granted stock awards covering more than 2,000,000 shares of our common stock under our 2011 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted a performance stock award covering more than 1,500,000 shares or a performance cash award having a maximum value in excess of $5,000,000 in any calendar year. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The 2011 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the 2011 Plan to a committee. Our Board of Directors has delegated administration of the 2011 Plan to the Compensation Committee of the Board of Directors (the “Compensation Committee”), but has retained the authority to concurrently administer the 2011 Plan with the Compensation Committee and may, at any time, revest in itself some or all of the powers previously delegated to the Compensation Committee. Subject to the terms of the 2011 Plan, the Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2011 Plan.

In the discretion of the Board of Directors, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. The Compensation Committee has the authority to delegate its administrative powers under the 2011 Plan to a subcommittee consisting of members of the Compensation Committee. The 2011 Plan also permits delegation to one or more officers of the ability to determine the recipients, number of shares and types of stock awards (to the extent permitted by law) to be granted to employees other than our officers, subject to a maximum limit on the aggregate number of shares subject to stock awards that may be granted by such officers.

Stock Available for Awards

If this Proposal 2 is approved (and if Proposal 1 is also approved), the total number of shares of our common stock reserved for issuance under the 2011 Plan will consist of:

•	15,000,000 shares; plus

•

the number of shares subject to the Prior Plans that are available for new grants on the effective date of the 2011 Plan (but not including any shares that may be added to the 2004 Plan share reserve on the first business day in 2011 by operation of the evergreen provision in Section 3(a) of the 2004 Plan); plus

•

the number of shares that are subject to stock awards outstanding under each of the Prior Plans that, on or after the effective date of the 2011 Plan, expire or terminate prior to exercise or settlement, or are forfeited because of a failure to meet a contingency or condition required to vest such shares, to the extent such shares would otherwise have returned to the Prior Plan.

We call this total number the “Share Reserve.” In no event will the Share Reserve exceed 22,981,262 shares. The Share Reserve does not limit the number of equity awards granted under the 2011 Plan so long as the number of shares of common stock issued under equity awards made under the 2011 Plan does not exceed the Share Reserve.

As of November 5, 2010, under the Prior Plans, (i) options to purchase approximately 6,744,669 shares of common stock were outstanding, (ii) no stock appreciation rights covering any shares were outstanding, (iii) awards other than options and stock appreciation rights covering an aggregate of 270,000 were outstanding and (iv) approximately 966,593 shares remained available for future awards under the 2004 Plan and 2010 Plan. The weighted average exercise price of all options outstanding as of November 5, 2010 was approximately $3.15 and the weighted average remaining term of such options was approximately 7 years. A total of 115,575,069 shares of our common stock were outstanding at November 5, 2010.

The shares of common stock subject to stock awards granted under the 2011 Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Share Reserve and be available for issuance under the 2011 Plan. However, any shares that are withheld to satisfy tax requirements or that are used to pay the exercise or purchase price of a stock award will not return to the 2011 Plan.

Appropriate adjustments will be made to the Share Reserve, to the other numerical limits described in the 2011 Plan (such as the limit on the number of shares that may be issued as incentive stock options and the limit on the number of shares that may be awarded to any one person in any calendar year for purposes of Section 162(m) of the Code) and to outstanding awards in the event of any change in our common stock without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, other than the conversion of convertible securities.

Repricing Prohibition

The 2011 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Board of Directors may not provide for either the cancellation of underwater stock options or stock appreciation rights outstanding under the 2011 Plan in exchange for cash or the grant of a new award, or the amendment of outstanding stock options or stock appreciation rights to reduce the exercise price.

Terms of Options

A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. Stock option grants may be incentive stock options or nonstatutory stock options. Each option is evidenced by a stock option agreement. The Board of Directors determines the terms of a stock option including the exercise price, the form of consideration paid on exercise, the vesting schedule, restrictions on transfer and the term.

Generally, the exercise price of a stock option may not be less than 100% of the fair market value of the stock subject to the option on the date of grant. Options granted under the 2011 Plan will vest at the rate specified in the option agreement.

In general, the term of an option granted under the 2011 Plan may not exceed ten years. Unless the terms of an optionee’s stock option agreement provides otherwise, if an optionee’s continuous service relationship with us, or any of our affiliates, ceases for any reason other than disability or death, the optionee may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death, or an optionee dies within a certain period following cessation of service, the optionee or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In no event may an option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the 2011 Plan may include cash, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, common stock previously owned by the optionee, payment through a net exercise feature, or other approved forms of legal consideration.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution or pursuant to a domestic relations order. However, to the extent permitted under the terms of the applicable stock option agreement, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are generally treated as nonstatutory stock options. In addition, the maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2011 Plan is 50,000,000 shares. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any incentive stock option award must not exceed five years from the date of grant.

Terms of Restricted Stock Awards

Restricted stock awards are awards of shares of our common stock. Each restricted stock award is evidenced by an award agreement that sets forth the terms and conditions of the award. A restricted stock award may be granted in consideration for cash, the recipient’s services performed for us or an affiliate of ours or other form of legal consideration. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture in accordance with the vesting schedule determined at the time of grant. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Terms of Restricted Stock Unit Awards

A restricted stock unit is a right to receive stock or cash (or a combination of cash and stock) equal to the value of a share of stock at the end of a set period. No stock is issued at the time of grant. Each restricted stock unit award is evidenced by an agreement that sets forth the terms and conditions of the award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule determined at grant. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. When a participant’s continuous service with us or any of our affiliates, terminates for any reason, the unvested portion of the restricted stock unit award will be forfeited unless otherwise provided in the restricted stock unit award agreement.

Terms of Stock Appreciation Rights

Stock appreciation rights will be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The Board of Directors determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2011 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Board of Directors.

When a stock appreciation right is exercised, the holder is entitled to an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of common stock with respect to which the stock appreciation right is exercised. We may pay the amount of the appreciation in cash or shares of our common stock or a combination of both.

The Board of Directors determines the term of stock appreciation rights granted under the 2011 Plan, up to a maximum of 10 years. Unless the terms of an optionee’s stock option agreement provides otherwise, if a participant’s continuous service with us, or any of our affiliates, ceases for any reason other than disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Performance Awards

The 2011 Plan provides for the grant of performance stock awards and performance cash awards. A performance award may vest or be exercised upon achievement of pre-determined performance goals during a specified period. A performance award may also require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board of Directors or, as necessary, for compliance with Section 162(m) of the Code, the Compensation Committee. Performance goals will generally be established not later than ninety (90) days into a performance period. As soon as administratively practicable following the end of the performance period, the Compensation Committee will certify (in writing) whether the performance goals have been satisfied. The maximum performance award that may be granted to any individual in a calendar year is 1,500,000 shares of our common stock and $5,000,000.

Performance-based stock and cash awards may be made subject to one or more of the following criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) net income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; and (xxxiv) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board of Directors.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise

(i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under our bonus plans; and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals. The performance goals may differ from participant to participant and from award to award.

Terms of Other Stock Awards

The Board of Directors may grant other forms of stock awards that are valued in whole or in part by reference to the value of Dynavax common stock. Subject to the provisions of the 2011 Plan, the Board of Directors has the authority to determine the persons to whom and the dates on which such other stock awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards. Such awards may be granted either alone or in addition to other stock awards granted under the 2011 Plan. Such other forms of stock awards may be subject to vesting in accordance with a vesting schedule determined at grant.

Corporate Transactions; Changes in Control

Corporate Transaction.    In the event of certain significant corporate transactions, the Board of Directors has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2011 Plan:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised, in exchange for such cash consideration, if any, as the Board of Directors may determine in its sole discretion; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board of Directors need not take the same action for each stock award.

For purposes of the 2011 Plan, a corporate transaction will be deemed to occur in the event of (i) the consummation of a sale of all or substantially all of our consolidated assets, (ii) the consummation of a sale of at least 90% of our outstanding securities, (iii) the consummation of a merger or consolidation in which we are not the surviving corporation, or (iv) the consummation of a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

Change in Control.    A stock award may be subject to additional acceleration of vesting and exercisability upon or after specified change in control transactions (as defined in the 2011 Plan), as provided in the stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no acceleration shall occur. The acceleration of vesting of an award in the event of a corporate transaction or a change in control event under the 2011 Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Dynavax.

Duration, Suspension, Termination, and Amendment

The Board of Directors may suspend or terminate the 2011 Plan at any time. Unless sooner terminated by our Board of Directors, the 2011 Plan shall automatically terminate on November 11, 2020, which is the day before the tenth anniversary of the date the 2011 Plan was adopted by the Compensation Committee of the Board of Directors. No awards may be granted under the 2011 Plan while the 2011 Plan is suspended or after it is terminated.

The Board of Directors may amend the 2011 Plan at any time. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2011 Plan as required by applicable law or listing requirement.

Tax Withholding

The Board of Directors may require a participant to satisfy any federal, state, local, or foreign tax withholding obligation relating to a stock award by (a) causing the participant to tender a cash payment; (b) withholding shares of common stock from the shares of common stock issued or otherwise issuable to the participant in connection with the award; (c) withholding cash from an award settled in cash or from other amounts payable to the participant; or (d) by other method set forth in the award agreement.

Federal Income Tax Information

The following is a summary of the principal U.S. federal income taxation consequences to participants and Dynavax with respect to participation in the 2011 Plan. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2011 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Incentive Stock Options

The 2011 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. If the optionee holds a share received on the exercise of an incentive stock option for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option if the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. Generally, the optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date. We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Units

Generally, no taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Generally, we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued.

Stock Appreciation Rights

Generally, stock appreciation rights are subject to similar tax rules as nonstatutory stock options. This means that, generally, no taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received, less any strike price paid for such shares, is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from the limitations of Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2011 Plan is intended to enable us to grant awards that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if, among other requirements, (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock, restricted stock units, performance awards and other stock-based awards will qualify as performance-based compensation, if, among other requirements, (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors and employees under the 2011 Plan, although we do have information regarding equity grants awarded in fiscal year 2010 to our employees, including our executive officers, directors and consultants under the 2004 Plan. In addition, pursuant to the terms of our current non-employee director compensation policy, our directors will each receive on the day of the annual meeting of stockholders an annual stock option grant of up to 10,000 shares, with the actual amount of the grant depending on each director’s length of service. However, the following table sets forth information about awards granted under the 2004 Plan during fiscal year 2010 to (i) each of our named executive officers, (ii) all executive officers as of November 5, 2010 as a group, (iii) all current non-employee directors as of November 5, 2010 as a group, and (iv) all employees, other than executive officers, as of November 5, 2010 as a group (approximately 122 people). On November 5, 2010, the last reported sales price of our common stock on The NASDAQ Capital Market (“NASDAQ”) was $2.06.

2004 Plan Grants During Fiscal Year 2010

Name and Position	Stock Options (#)		Restricted Stock Units (#)	Performance Options (#)(4)
Dino Dina, M.D.	—		—	150,000
Robert L. Coffman, Ph.D.	—		—	100,000
Zbigniew Janowicz, Ph.D.	—		—	—
Jennifer Lew	—		—	50,000
Michael S. Ostrach	—		—	50,000

All executive officers as a group (7 persons)	517,244	(1)	—	400,000	(5)
All current non-employee directors as a group (8 persons)	80,000	(2)	—	—
All current employees and consultants, excluding our Named Executive Officers and other current executive officers (122 persons)	85,750	(3)	—	292,500	(6)

(1)

Amount represents the number of option shares granted from January 1, 2010 through November 5, 2010, with a weighted average exercise price of $1.72 per share. These stock options vest annually over a four-year period.

(2)

Includes seven stock options to purchase an aggregated of 60,000 shares of common stock, granted on May 12, 2010, with an exercise price of $1.88 per share (the closing price of our common stock on the date of grant). These stock options vest one year from the date of grant. Also includes one stock option to purchase 20,000 shares of common stock, granted on July 22, 2010 with an exercise price of $2.02 per share (the closing price of our common stock on the date of grant). This stock option vests annually over a four-year period.

(3)

Amount represents the number of option shares granted from January 1, 2010 through November 5, 2010, with a weighted average exercise price of $1.49 per share. These stock options vest annually over a four-year period.

(4)

Amounts represent the maximum number of shares of our common stock that may be earned under the 2004 Plan in accordance with the terms of certain performance-based awards that shall vest upon achievement of certain performance conditions.

(5)	Amount represents the number of performance based option shares granted from January 1, 2010 through November 5, 2010, with a weighted average exercise price of $1.58 per share.

(6)	Amount represents the number of performance based option shares granted from January 1, 2010 through November 5, 2010, with a weighted average exercise price of $1.52 per share.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2009 with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1997 Equity Incentive Plan	828,122		$2.80	—
2004 Stock Incentive Plan	4,447,933	(1)	$4.15	658,909

Total	5,276,055		$3.94	658,909

(1)

The maximum aggregate number of shares subject to the 2004 Stock Incentive Plan is subject to an annual increase on the first business day of each calendar year beginning in 2005 equal to the lesser of (x) 400,000 Shares, (y) two percent (2%) of the number of shares outstanding as of such date, or (z) a lesser number of shares determined by the Board of Directors.

We note that in order to induce qualified individuals to join Dynavax, the Company’s Board of Directors adopted the 2010 Inducement Plan, effective January 8, 2010, which provides for the issuance of up to 1,500,000 shares of Dynavax common stock to new employees of Dynavax. Stockholder approval of the 2010 Inducement Plan was not required under Nasdaq Marketplace Rule 5635(c)(4). The 2010 Inducement Plan has a term of 10 years, and provides for the granting of stock options, stock appreciation rights, restricted stock awards and restricted stock unit awards. Exercisability, option price and other terms are determined by the plan administrator, but the option price cannot be less than 100% of fair market value of those shares on the date of grant. Stock options granted under the 2010 Inducement Plan generally vest over a period of four years, with the exception of performance based awards which will vest upon achievement of certain performance conditions. As of November 5, 2010, under the 2010 Inducement Plan, options to purchase approximately 904,500 shares of common stock were outstanding, no stock appreciation rights or any awards other than options covering any shares were outstanding and approximately 595,500 shares remained available for future awards. The weighted average exercise price of all options outstanding as of November 5, 2010 under the 2010 Inducement Plan was approximately $1.54 and the weighted average remaining term of such options was approximately 9.25 years.

Vote Required

A majority of the shares present, in person or represented by proxy and entitled to vote at the special meeting must vote “FOR” the 2011 Plan for it to be adopted. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as an “Against” vote. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. The 2011 Plan will not go into effect if our stockholders do not vote FOR approval of the 2011 Plan. Please vote as soon as possible.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we analyze the material elements of our compensation program for our named executive officers, who are identified in the Summary Compensation Table below. This discussion is intended to provide the context necessary to understand the compensation of these senior executives, which is detailed in the tables and narratives that follow.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate, reward and retain talented individuals who are essential to our continued scientific leadership and business success, with the ultimate aim of increasing stockholder value. The Compensation Committee determines the form and amount of compensation for our named executive officers with the following guiding principles in mind:

•	Provide compensation that is sufficiently competitive in our industry and geography so that we attract and retain high-quality executive officers;

•	Align the interests of executives and our stockholders using performance-based incentives;

•	Create annual and long-term financial incentives for executives to achieve our business plans and strategic objectives;

•	Motivate executives to deliver long-term results; and

•	Create a team-oriented workplace that promotes innovation, high quality scientific and technical accomplishments and calculated risk-taking to achieve our objectives.

Compensation Setting Process

Our Compensation Committee determines all aspects of compensation for our named executive officers other than our chief executive officer, whose compensation is determined by the Board of Directors. For the year ended December 31, 2009, our Compensation Committee consisted of three independent, non-officer and non-employee directors: Ms. Buc, Ms. Phillips and Dr. Lawrence. Ms. Buc served as the Chairperson. Dr. Lawrence was appointed as a member of the Compensation Committee in January 2009. In May 2010, Dr. Lawrence resigned from the Board of Directors, including his position on the Compensation Committee. In August 2010, Ms. Buc resigned from the Board of Directors, including her position as Chairperson of the Compensation Committee. In August 2010, Daniel L. Kisner, M.D. was appointed as a member of the Compensation Committee, with Ms. Phillips now serving as Chairperson.

Compensation Decision Timeline.    In the first quarter of each fiscal year, the Compensation Committee determines compensation targets, base salaries, incentive plan design, and incentive plan performance goals for that year. The Compensation Committee also determines the degree to which our named executive officers have earned incentive compensation for the preceding fiscal year, based on its review of the achievement of annual corporate and individual goals and objectives.

Decision Framework.    With respect to Company compensation practices, our Compensation Committee’s responsibilities include discussions with members of senior management which include our chief executive officer, vice president of human resources, vice president of finance and our general counsel, in establishing salary and incentive performance payment thresholds and ranges, administration of our incentive compensation and benefits plans, and equity incentive and stock purchase plans.

Generally, our Compensation Committee’s process is comprised of two related elements: the determination of compensation levels and the review and evaluation of performance objectives for the past and current year. For executives other than the chief executive officer, our Compensation Committee solicits and considers evaluations and recommendations provided by the chief executive officer. In the case of the chief executive officer, the evaluation of his performance is conducted by our Compensation Committee, which recommends any adjustments to his compensation and any stock incentive awards to be granted to him for review and approval by the Board of Directors. The chief executive officer may not participate in or be present during any deliberations or determinations of our Compensation Committee or Board of Directors regarding his compensation or individual performance objectives. In addition, our Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, goals, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels.

Typically, our Compensation Committee meets at least two times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of our Compensation Committee, in consultation with the vice president of human resources, our vice president of finance and our general counsel. From time to time, various members of management, including the chief executive officer and other employees, as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Compensation Committee has the sole authority to retain compensation consultants and obtain advice and assistance from internal and external legal, accounting or other advisors to assist in its evaluation of executive and director compensation.

Benchmarking.    Because the Compensation Committee considers the competitiveness of our executive compensation program a key objective of the program, it evaluates market information about the compensation of executive officers at similar-sized biotechnology companies within our geographic region, or peer companies. As part of our Compensation Committee’s deliberations, our vice president of human resources gathers data through sources of information on the median and related percentile compensation levels for biotechnology executives. The primary source of information is the Radford Biotechnology Executive Compensation Survey, from which we collect data for base salary, target annual bonuses and equity compensation for various positions at our peer group companies. We also review data provided by Equilar, Inc. on the reported base salaries, annual bonuses and equity compensation paid for various positions at our peer group companies. The market data is used as a guide, against which the Compensation Committee evaluates the compensation of each of the named executive officers in light of the executive’s scope of responsibility, expertise, business knowledge and past performance. This process allows the Compensation Committee to set compensation at levels it believes are appropriate to retain and motivate our named executive officers. The Compensation Committee reviews the peer group on an annual basis.

The peer group includes publicly held pharmaceutical and biotechnology companies located in the San Francisco Bay Area with which we compete for executive talent and consisted of the following companies: Affymax, Inc., Alexza Pharmaceuticals, Inc., Cytokinetics, Inc., DepoMed, Inc., Durect Corp., Medivation, Inc, Rigel Pharmaceuticals, Inc., Sangamo Biosciences, Inc., Supergen, Inc., Theravance, Inc., and Xenoport, Inc.

In general, we typically target total direct compensation (base salary, cash-based incentives, and equity-based compensation) for our named executive officers at approximately the 75th percentile of peer group data for target performance. The Compensation Committee may elect to set total direct compensation above or below this benchmark, based upon performance, position, experience and budget. The Compensation Committee reviews our performance relative to that of our peer group in order to ensure that benchmark information considered in establishing equity compensation accurately reflects current market conditions. The Compensation Committee believes that annual equity awards create strong incentives to drive future stockholder return.

Elements of Executive Compensation

Our executive compensation program includes the following elements:

•	Base salary;

•	Annual cash-based incentive awards; and

•	Equity-based awards.

In addition, we provide broad-based employee benefits to our named executive officers, including participation in our employee stock purchase plan and severance and change in control benefits, but the Compensation Committee does not consider these benefits or amounts when making determinations about the other elements of our executive compensation program.

Base Salary

Base salary is cash compensation paid to our named executive officers throughout the year, regardless of corporate performance or stockholder returns. The Compensation Committee believes that base salary should be set at levels that are sufficient to attract and retain strong talent in a competitive market for executives. To set base salaries, the Compensation Committee considers competitive market conditions for executive compensation, the Company’s performance and the experience, responsibilities and performance of the individual executive officer.

Annual Cash-Based Incentive Awards

The Compensation Committee uses cash-based incentive awards to reward our named executive officers for performance that is aligned with the interests of our stockholders, as measured by achievement of individual goals and Company goals established by the Board of Directors.

Target incentive compensation is expressed as a percentage of the named executive officer’s annual base salary. For fiscal 2009, the target incentive compensation for each of the named executive officers and the respective allocation of the incentive compensation between corporate and personal goals were as follows:

Name	Target Incentive Compensation (Percentage of Annual Base Salary)	Allocation of Incentive Compensation to Corporate Goals	Allocation of Incentive Compensation to Personal Goals
Dino Dina, M.D.	60%	100%	0%
Robert L. Coffman, Ph.D.	50%	40%	60%
Zbigniew Janowicz, Ph.D.	50%	0%	100%
Jennifer Lew(1)	34%	57%	43%
Michael S. Ostrach	50%	100%	0%

(1)

From January 1 to August 15, 2009, the target incentive compensation for Ms. Lew was 30% of her annual base salary, allocated 20% to corporate goals and 80% to personal goals. From August 16 to December 31, 2009, the target incentive compensation for Ms. Lew was 40% of her annual base salary, allocated 100% to corporate goals.

In 2009, the corporate goals were grouped into two categories including (i) Program-specific activities related to the Company’s lead program, HEPLISAV; and (ii) Financing activities. The target weight and achievement percentages for our corporate goals were as follows:

Corporate Goals	Performance Objective	Target Weight	Achievement
Program Development	• Remove clinical hold for HEPLISAV • Resume clinical development for HEPLISAV, including site initiation for two Phase 3 trials by the end of January 2010	50%	50%

Financial	• Secure a minimum of $15M in financing by the end of 2009 to enable clinical development of HEPLISAV	50%	50%

TOTAL		100%	100%

The goals are established with the expectation that results will fall within the 70% to 95% range. Results below or above that range are possible if there is significant under- or out-performance by the Company. In the year ended December 31, 2009, the Company achieved all of its program development goals following the removal of the clinical hold for HEPLISAV and achieved its financial goal by securing funding through the transaction consummated with Symphony Capital Partners on December 30, 2009.

The target incentive compensation for Dr. Dina, Mr. Ostrach and Ms. Lew (since August 2009) is based 100% on the achievement of Company goals. The Compensation Committee believes that placing a large percentage of total cash compensation “at risk” promotes our pay-for-performance philosophy by aligning incentives to lead the Company to achieve its overall objectives and increase stockholder value.

Our Compensation Committee evaluates the performance of Dr. Coffman based on achievement of corporate and personal goals and determines the incentive amount payable in accordance with such achievement. A portion of Ms. Lew’s compensation was determined based on achievement of personal goals prior to her appointment as a named executive officer in August 2009. The target incentive compensation for Dr. Janowicz is based 100% on the achievement of goals specific to the operations in Düsseldorf, Germany. Our Board of Directors and our Compensation Committee have the discretion to determine the level to which goals were achieved, modify the performance criteria or select other performance factors with respect to incentive compensation paid to our named executive officers for any given fiscal year.

The following table summarizes the 2009 performance goals and achievement levels of the named executive officers:

Name	2009 Goals	Achievement
Dino Dina, M.D.	• Corporate Goals only	100%

Robert L. Coffman, Ph.D.	• Corporate Goals	40%
	• Personal Goals: • Management of partnered research programs to develop new product candidates • Strategic planning activities related to HEPLISAV, pipeline programs, maintenance of intellectual property portfolio	60%
Zbigniew Janowicz, Ph.D.	• Goals for Dusseldorf Operations: • Manufacturing and process development related to HEPLISAV and pipeline programs • New revenue generation from third party service contracts • Development of preclinical product candidates	58%

Jennifer Lew

•   Corporate Goals only from August—December 2009

•   Personal Goals from January—August 2009

•     Management of general and administrative expenses to achieve budgetary target

•     Compensation planning and analysis, including assessment of peer company metrics and disclosures for executive officers and Board of Directors compensation

•     Development of Finance organization

		57 43	% %

Michael S. Ostrach	• Corporate Goals only	100%

In fiscal 2009, the total targeted cash compensation for our named executive officers ranged between the 50th to 60th percentiles of market data from the Radford Survey, which is below our historical 75th percentile benchmark target as the Company attempted to manage the available total cash. As pay practices within our peer group evolve, the Compensation Committee will continue to evaluate our executive compensation.

Equity-Based Awards—Equity Compensation Plans

The Compensation Committee uses equity awards, whether in the form of stock options or restricted stock units that vest over extended periods, primarily to motivate our named executive officers to realize benefits from longer-term strategies that increase stockholder value, and to promote commitment and retention. Equity awards generally vest over four years, which the Compensation Committee believes encourages retention of key leadership while aligning their interests with the interest of stockholders with respect to business growth and stock price appreciation. Certain equity awards vest upon the achievement of performance criteria that the Company believes are critical to its long-term success.

The Compensation Committee believes that stock options are an important form of long-term incentive compensation because they align the executive officer’s interests with the interests of stockholders, since the options have value only if our stock price increases over time. The Compensation Committee also observed that awards of restricted stock units are increasingly common at our peer group companies and have a retention effect because they have value even if our stock price declines. From time to time, the Compensation Committee may consider circumstances that warrant the grant of full value awards such as restricted stock units. Examples of these circumstances include, among others, attracting a new executive to the team; recognizing a promotion to the executive team; retention; and rewarding outstanding long-term contributions.

The Compensation Committee periodically reviews the pool of available options to be granted under the Company’s stock plan as a way to manage grants of equity incentives. In fiscal 2009, the Compensation Committee granted stock options to the named executive officers. In determining the size and types of equity grants to executive officers, the Compensation Committee considers several factors including:

•	each executive officer’s ownership in Dynavax;

•	the overall share usage under our equity compensation plans for grants to our executive officers;

•	the amount of equity that would be available for future issuance following the grants;

•	a targeted level of equity holdings in which 50% of the total equity held by an executive officer is unvested following the new grants of equity;

•	market data collected regarding the equity grant ranges for the peer companies listed above and Radford surveys; and

•	a target equity value based on a percentage of the Company’s total common stock outstanding.

For the chief executive officer, the target equity value is set at the beginning of each fiscal year within a range of 3% to 5% of total common stock outstanding. For the remaining named executive officers, the target equity value is set at the beginning of each fiscal year at up to 1% of the Company’s total common stock outstanding. The following table summarizes the target equity value for the 2009 fiscal year and illustrates how the equity awards were determined for each named executive officer:

Name	Target Equity Value (Percentage of Total Shares Outstanding)	Target Equity Value (Number of Securities Underlying Options)	Total Option Awards Granted During 2009 (Number of Securities Underlying Options)	Total Outstanding Equity Awards at Fiscal Year End	% of Ownership at Fiscal Year End
Dino Dina, M.D.	3% to 5%	1,992,713	200,000	1,389,997	2.6%
Robert L. Coffman, Ph.D.	≤1%	398,543	75,000	430,555	0.8%
Zbigniew Janowicz, Ph.D.	≤1%	398,543	30,000	217,500	0.4%
Jennifer Lew	≤1%	398,543	25,000	105,000	0.2%
Michael S. Ostrach	≤1%	398,543	75,000	425,000	0.8%

Our equity grant practices require that stock options and other equity compensation have prices determined based on the fair market value on the date of grant. In the case of our named executive officers, the date of grant for our stock option awards has been on the later of: the date of approval of the grant by our Board of Directors or Compensation Committee, or the date of hire. In the case of non-executive employees and consultants, the date of grant for our stock option awards has been on the later of: the date of approval by our chief executive officer (pursuant to authority delegated by the Compensation Committee) or the date of hire for our employees and consultants. Furthermore, we have adopted a policy that the date of approval by our chief executive officer for all grants to non-executive officer employees and consultants must be made within the first week of the following month from the date of hire. The fair market value of our stock option awards has historically been the NASDAQ closing price on the date of grant.

Summary of Change in Control and Involuntary Termination Arrangements as of December 31, 2009

Change in Control

To promote retention of certain key officers, our Board of Directors has authorized the Company to enter into Management Continuity and Severance Agreements, or Management Agreements, with each of the named executive officers. These agreements were amended in October 2008 for all named executive officers, except for Dr. Janowicz, whose agreement was amended in April 2009 in conformance with his employment agreement and German law. In particular, the purpose of the Management Agreements is to encourage the executives to carry out their duties when there is a possibility of a Change in Control of Dynavax. The Management Agreements are not employment agreements and do not provide any assurance of continued employment.

The Management Agreements define a Change in Control as the occurrence of any of the following events:

•

Change of Ownership—where any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act) is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;

•

Merger—a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•

Sale of Assets—if the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

Involuntary Termination in connection with a Change in Control

Immediately prior to the effective date of a Change in Control, regardless of whether the executive is offered or accepts a position with the “New Company” (as defined below), the executive shall receive an additional two years vesting of employee stock options to purchase Dynavax common stock that are held by the executive on the effective date of such Change in Control and will immediately vest on such date. In addition, all restricted stock units held by the executive on the effective date of such Change in Control will fully vest immediately on such date.

Additionally, if, during the two-year period following a Change in Control, Dynavax or the New Company terminates the executive’s employment other than for “cause” or if such termination is “involuntary” (as such terms are defined in the agreements), the executive shall receive:

•	a lump-sum cash payment equal to 12 months of the executive’s then effective annual base salary, payable six months from the termination date;

•

a lump-sum cash payment equal to the executive’s target incentive compensation based on the executive’s then effective annual base salary. Dr. Janowicz is instead entitled to a lump-sum cash payment equal to 50% of his effective annual base salary;

•	continuing health insurance benefits for 12 months upon the executive’s election of COBRA Continuation Coverage; and

•

the extension of exercisability of all stock options to purchase the Company’s Common Stock for a period of three years following termination of employment (but in any event not beyond each option’s expiration date).

The Management Agreements define “New Company” as:

•	in the case of a Change in Ownership, the Company;

•	in the case of a Merger, the surviving entity; and

•	in the case of a Sale of Assets, the purchaser of all or substantially all of the Company’s assets.

Involuntary Termination

Under the terms of the Management Agreements, upon “involuntary” termination without “cause” (as such terms are defined in the agreements) the executive shall receive:

•	a lump-sum cash payment equal to six months of the executive’s then effective annual base salary;

•	continuing health insurance benefits for six months upon the executive’s election of COBRA Continuation Coverage;

•	an additional six months vesting of employee stock options to purchase Dynavax common stock that are held by the executive on the effective date of such involuntary termination; and

•	90 days to exercise vested options, as provided under the Incentive Plan.

All of our named executive officers receive the same involuntary termination benefits except the chief executive officer, who receives a cash severance payment equal to 12 months of his then effective annual base salary, 12 months of continuing heath insurance coverage, and an additional 12 months vesting of stock options. Dr. Janowicz is entitled to receive a cash severance payment under the terms of his employment agreement.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2009, 2008 and 2007, compensation awarded to or paid to, or earned by, the Company’s named executive officers during the fiscal year ended December 31, 2009.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(1)	Stock Awards(2)	Option Awards(3)	All Other Compensation(4)	Total
Dino Dina, M.D.	2009	$408,000	$244,800	$—	$96,180	$9,631	$758,611
President, Chief Executive Officer and Director	2008	$408,000	$146,880	$117,900	$359,120	$2,538	$1,034,438
	2007	$400,000	$180,000	$—	$1,026,425	$2,180	$1,608,605

Robert L. Coffman, Ph.D.	2009	$305,000	$152,500	$—	$36,068	$19,687	$513,255
Vice President and Chief Scientific Officer	2008	$281,112	$118,067	$78,600	$233,925	$3,511	$715,215
	2007	$275,600	$103,626	$—	$164,228	$4,787	$548,241

Zbigniew Janowicz, Ph.D.(5)	2009	$341,405	$99,007	$—	$14,427	$22,946	$477,785
Chief Executive Officer and Managing Director of Rhein Biotech GmbH (Dynavax Europe)	2008	$360,184	$124,081	$—	$77,093	$20,741	$582,099
	2007	$324,409	$81,751	$—	$—	$18,811	$424,971

Jennifer Lew(6)	2009	$200,625	$68,063	$—	$12,023	$4,242	$284,953
Vice President, Finance

Michael S. Ostrach	2009	$307,000	$153,500	$—	$36,068	$32,318	$528,886
Vice President, Chief Business Officer and General Counsel	2008	$307,000	$110,520	$78,600	$124,760	$3,126	$624,006
	2007	$300,000	$105,600	$—	$—	$2,079	$407,679

(1)	Represents payments pursuant to an approved incentive plan earned for the fiscal year reported, although amounts were paid in the subsequent fiscal year.

(2)

Represents the aggregate grant date fair value of stock awards granted in the fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See note 13 of our “Notes to consolidated financial statements” in our annual report on Form 10-K filed with the SEC on March 16, 2010 for a discussion of assumptions we made in determining the compensation costs included in this column.

(3)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with FASB ASC Topic 718. See note 13 of our “Notes to consolidated financial statements” in our annual report on Form 10-K filed with the SEC on March 16, 2010 for a discussion of assumptions we made in determining the compensation costs included in this column.

(4)	Represents the total amount paid during the fiscal year for additional medical insurance and other benefits not offered to all other employees.

(5)

The 2009 base salary of €244,800, 2009 bonus of €70,992, and all other compensation of €16,453 for Dr. Janowicz were converted using the daily average interbank Euro to USD rate for the fiscal year ended December 31, 2009, of 1.39463. The 2008 base salary of €244,880, 2008 bonus of €84,332, and all other compensation of €14,097 for Dr. Janowicz were converted using the daily average interbank Euro to USD rate for the fiscal year ended December 31, 2008, of 1.47134. The 2007 base salary of €236,667, 2007 bonus of €59,640, and all other compensation of €13,723 for Dr. Janowicz were converted using the daily average interbank Euro to USD rate for the fiscal year ended December 31, 2007, of 1.37074.

(6)	Ms. Lew became Vice President, Finance as of August 16, 2009.

GRANTS OF PLAN-BASED AWARDS

The following table shows certain information regarding grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2009.

Name	Grant Date	Option Awards: Number of Securities Underlying Options	All Other Stock Awards: Number of Shares of Stock or Units	Exercise or Base Price of Awards	Aggregate Grant Date Fair Value of Awards Computed in Accordance with FASB ASC Topic 718
Dino Dina, M.D.	3/10/2009	200,000	—	$0.54	$96,180
Robert L. Coffman, Ph.D.	3/10/2009	75,000	—	$0.54	$36,068
Zbigniew Janowicz, Ph.D.	3/10/2009	30,000	—	$0.54	$14,427
Jennifer Lew	3/10/2009	25,000	—	$0.54	$12,023
Michael S. Ostrach	3/10/2009	75,000	—	$0.54	$36,068

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following tables show certain information regarding outstanding equity awards for the named executive officers as of December 31, 2009.

Number of Securities Underlying Options

Name		Grant Date	Outstanding	Number of Securities Underlying Unexercised Options - Exercisable(1)	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date
Dino Dina, M.D.	(1)	3/21/2002	66,666	66,666	—	$3.00	3/20/2012
	(3)	3/21/2002	66,666	66,666	—	$3.00	3/20/2012
	(3)	3/21/2002	33,333	33,333	—	$3.00	3/20/2012
	(3)	3/21/2002	33,333	33,333	—	$3.00	3/20/2012
	(1)	12/18/2003	399,999	399,999	—	$3.00	12/17/2013
	(1)	1/20/2005	50,000	50,000	—	$7.49	1/19/2015
	(2)	2/23/2006	100,000	75,000	25,000	$6.06	2/22/2016
	(2)	2/2/2007	250,000	125,000	125,000	$6.19	2/2/2017
	(2)	1/30/2008	100,000	25,000	75,000	$6.12	1/29/2018
	(2)	3/10/2009	200,000	—	200,000	$0.54	3/9/2019

Robert L. Coffman, Ph.D.	(1)	1/22/2003	55,555	55,555	—	$1.50	1/21/2013
	(1)	1/20/2005	75,000	75,000	—	$7.49	1/19/2015
	(2)	2/14/2006	50,000	37,500	12,500	$5.85	2/13/2016
	(2)	2/2/2007	40,000	20,000	20,000	$6.19	2/2/2017
	(2)	2/3/2008	75,000	18,750	56,250	$5.31	2/2/2018
	(2)	3/10/2009	75,000	—	75,000	$0.54	3/9/2019

Zbigniew Janowicz, Ph.D.	(2)	5/11/2006	125,000	93,750	31,250	$5.53	5/11/2016
	(2)	10/4/2006	37,500	28,125	9,375	$4.96	10/4/2016
	(2)	2/11/2008	25,000	6,250	18,750	$5.25	2/10/2018
	(2)	3/10/2009	30,000	—	30,000	$0.54	3/9/2019

Jennifer Lew	(5)	12/1/2004	15,000	15,000	—	$6.65	11/30/2014
	(2)	3/1/2006	5,000	3,750	1,250	$6.06	2/28/2016
	(2)	2/5/2007	10,000	5,000	5,000	$6.12	2/4/2017
	(2)	3/3/2008	25,000	6,250	18,750	$6.55	3/2/2018
	(4)	5/5/2008	25,000	—	25,000	$2.33	5/4/2018
	(2)	3/10/2009	25,000	—	25,000	$0.54	3/9/2019

Michael S. Ostrach	(2)	10/31/2006	250,000	187,500	62,500	$6.17	10/31/2016
	(2)	2/3/2008	40,000	10,000	30,000	$5.31	2/3/2008
	(2)	3/10/2009	75,000	—	75,000	$0.54	3/9/2019

(1)	Options vest monthly over 4 years.

(2)	Options vest annually over 4 years.

(3)	Options vest monthly over 4 years after achievement of performance goals.

(4)	Options fully vested upon second anniversary of grant date.

(5)	25% of the options vest after the first year. The remaining options vest monthly over the remaining 3 years.

Number of Shares of Units

Name		Award Date	Number of Unvested Units	Market Value of Unvested Units(2)
Dino Dina, M.D.	(1)	10/3/2008	90,000	$127,800
Robert L. Coffman, Ph.D.	(1)	10/3/2008	60,000	$85,200
Zbigniew Janowicz, Ph.D.			—	—
Jennifer Lew			—	—
Michael S. Ostrach	(1)	10/3/2008	60,000	$85,200

(1)	100% of stock awards will vest on the third anniversary of the award date.

(2)	The market value of unvested units of stock is calculated by multiplying the number of unvested units by the closing price per share on December 31, 2009 of $1.42.

OPTION EXERCISES AND STOCK VESTED

There were no stock option exercises or vested stock awards by our named executive officers during the fiscal year ended December 31, 2009.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL OR INVOLUNTARY TERMINATION

Change in Control

The table below outlines the potential payments and benefits payable to each current named executive officer in the event of a change in control of Dynavax, as if such event had occurred as of December 31, 2009. Pursuant to each named executive officer’s Management Agreement as of December 31, 2009, all executives are entitled to receive an additional two years of vesting for unvested stock awards in such event. The two years of additional vesting of stock awards is the only benefit provided to our named executive officers in the event of a change in control in which the executive is not involuntarily terminated within a specified period of time prior to or following such event.

Name	Salary Continuation	Non-Equity Incentive Plan Compensation	Continuation of Health Insurance Benefits	Value of Vested Stock and Option Awards(1)
Dino Dina, M.D.	$—	$—	$—	$215,800
Robert L. Coffman, Ph.D.	$—	$—	$—	$118,200
Zbigniew Janowicz, Ph.D.	$—	$—	$—	$13,200
Jennifer Lew	$—	$—	$—	$11,000
Michael S. Ostrach	$—	$—	$—	$118,200

(1)

Represents the value that would have been received by the named executive officer from vested awards (including additional stock vesting) if the event took place on December 31, 2009. The value is calculated based on the “spread” between the closing price per share on December 31, 2009 of $1.42 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

Involuntary Termination in connection with a Change in Control

The table below outlines the potential payments and benefits payable to each current named executive officer in the event of such executive’s involuntary termination in connection with a change in control of Dynavax and within 24 months following such change in control, as if such event had occurred as of December 31, 2009. All named executive officers are entitled to receive (1) a lump sum cash payment equal to 12 months of the executive’s then current annual base salary, payable six months from the termination date; (2) a lump sum cash payment equal to the executive’s target incentive compensation; (3) 12 months of continuing health insurance benefits paid by the Company; and (4) the extension of exercisability of all stock options for a period of three years following the termination date.

Name	Salary Continuation	Non-Equity Incentive Plan Compensation	Continuation of Health Insurance Benefits	Value of Vested Stock and Option Awards(1)
Dino Dina, M.D.	$408,000	$244,880	$10,545	$215,800
Robert L. Coffman, Ph.D.	$305,000	$140,560	$18,314	$118,200
Zbigniew Janowicz, Ph.D.(2)	$341,405	$170,703	$—	$13,200
Jennifer Lew	$210,000	$84,000	$4,550	$20,551
Michael S. Ostrach	$307,000	$153,500	$23,058	$118,200

(1)

Represents the value that would have been received by the named executive officer from vested awards (including additional stock vesting) if the event took place on December 31, 2009. The value is calculated based on the “spread” between the closing price per share on December 31, 2009 of $1.42 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

(2)

Represent the maximum potential payments and benefits under the terms of the Management Agreement for Dr. Janowicz, which were converted using the daily average interbank Euro to USD rate for the fiscal year ended December 31, 2009, of 1.39463. If Dr. Janowicz elects to receive his benefits under the terms of his employment agreement, he would only be eligible for a lump sum cash payment of 12 months of his current base salary.

The amounts in the table above do not include payments and benefits to the extent provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

Involuntary Termination

The table below outlines the potential payments and benefits payable to each current named executive officer in the event of an involuntary termination of the executive’s employment, as if such event had occurred on December 31, 2009. All named executive officers with the exception of Dr. Dina, in the event of an involuntary termination of their respective employment other than for cause and not within 24 months following a change in control of Dynavax, would receive: (1) a lump sum cash payment equal to six months of the executive’s then current annual base salary; (2) six months of continuing health insurance benefits paid by the Company; (3) an additional six months vesting of the executive’s stock awards; and (4) 90 days to exercise vested options. Dr. Dina is entitled to (1) 12 months base salary; (2) an additional 12 months vesting of stock awards; and (3) 12 months of continuing health insurance benefits. Dr. Janowicz is also eligible to receive a lump sum cash payment of 12 months of his current base salary in the event of an involuntary termination under the terms of his employment agreement.

Name	Salary Continuation	Non-Equity Incentive Plan Compensation	Continuation of Health Insurance Benefits	Value of Vested Stock and Option Awards(1)
Dino Dina, M.D.	$408,000	$—	$7,422	$44,000
Robert L. Coffman, Ph.D.	$152,500	$—	$11,307	$16,500
Zbigniew Janowicz, Ph.D.(2)	$341,405	$—	$—	$—
Jennifer Lew	$105,000	$—	$4,425	$12,426
Michael S. Ostrach	$153,500	$—	$13,679	$16,500

(1)

Represents the value that would have been received by the named executive officer from vested awards (including additional stock vesting) if the event took place on December 31, 2009. The value is calculated based on the “spread” between the closing price per share on December 31, 2009 of $1.42 and the exercise price of the vested awards, to the extent such vested awards were “in the money.”

(2)

Represent maximum potential payments and benefits under the terms of the employment agreement for Dr. Janowicz, which were converted using the daily average interbank Euro to USD rate for the fiscal year ended December 31, 2009, of 1.39463. If Dr. Janowicz elects to receive his benefits under the terms of his Management Agreement, he would receive the same benefits as the other named executive officers. The amounts in the table above do not include payments and benefits to the extent provided on a non discriminatory basis to salaried employees generally upon termination of employment.

DIRECTOR COMPENSATION

The following table shows for the fiscal year ended December 31, 2009 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned	Option Awards(1)	Total
Arnold L. Oronsky, Ph.D.	$50,500	$10,292	$60,792
Nancy L. Buc, Esq.	$40,500	$10,292	$50,792
Francis R. Cano, Ph.D.	$5,500	$22,586	$28,086
Dennis Carson, M.D.	$30,000	$10,292	$40,292
Denise M. Gilbert, Ph.D.	$56,500	$10,292	$66,792
Mark Kessel	$—	$25,890	$25,890
David M. Lawrence, M.D	$38,500	$10,292	$48,792
Peggy V. Phillips	$36,500	$10,292	$46,792
Stanley A. Plotkin, M.D.	$26,500	$10,292	$36,792

(1)

Represents the aggregate grant date fair value of option awards granted in the fiscal year in accordance with FASB ASC Topic 718. See note 13 of our “Notes to consolidated financial statements” in our annual report on Form 10-K filed with the SEC on March 16, 2010 for a discussion of assumptions we made in determining the compensation costs included in this column.

COMPENSATION COMMITTEE

Our Compensation Committee was composed of three directors during the year ended December 31, 2009: Ms. Buc (Chairperson), Ms. Phillips and Dr. Lawrence. Dr. Lawrence joined the Compensation Committee in January 2009. All members of the Compensation Committee were independent (as independence is currently defined in Rule 4200(a)(15) of the NASDAQ listing standards). The Compensation Committee acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. The Compensation Committee operates under a written charter that is available on the Company’s website at http://investors.dynavax.com/governance.cfm.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of our Board of Directors during the fiscal year ended December 31, 2009 were Ms. Buc, Dr. Lawrence and Ms. Phillips. None of the members of our Compensation Committee at any time has been one of our officers or employees or an officer or employee of one of our subsidiaries at any time during the fiscal year ended December 31, 2009. None of our named executive officers currently serve, or in the past year have served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the our common stock as of November 5, 2010 by: (i) each director; (ii) our chief executive officer, principal financial officer and our three other most highly compensated executive officers during the year ended December 31, 2009, or, collectively, the named executive officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares(2)	Percent of Shares Beneficially Owned(3)
Federated Investment Management Co.	16,321,668	13.7%
1001 Liberty Avenue
Pittsburgh, PA 15222-3779(4)

Symphony Capital Partners, LP(18)	13,547,148	11.3%
875 Third Avenue
New York, NY 10022

Great Point Partners, LLC(5)	9,294,000	7.8%
165 Mason Street—3rd Floor
Greenwich, CT 06830

Named Executive Officers and Directors(1)
Dino Dina, M.D.(6)	1,476,484	1.3%
Robert L. Coffman, Ph.D.(7)	307,249	*
Michael S. Ostrach(8)	288,750	*
Zbigniew Janowicz, Ph.D.(9)	182,500	*
Jennifer Lew(10)	73,582	*
Arnold L. Oronsky, Ph.D.(11)	654,323	*
Dennis Carson, M.D.(12)	128,119	*
Peggy V. Phillips(13)	92,500	*
Denise M. Gilbert, Ph.D.(14)	70,000	*
J. Tyler Martin, M.D.(15)	75,000	*
Stanley A. Plotkin, M.D.(16)	60,000	*
Daniel Kisner, M.D.	—	*
Francis R.Cano, Ph.D.(17)	5,000	*
Mark Kessel(18)	13,552,148	11.3%
All executive officers and directors as a group (14 persons)(19)	16,965,655	13.9%

*	Less than one percent.

(1)	The address of each of the named executive officers and directors is c/o Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710.

(2)

To our knowledge, except as set forth in the footnotes to this table, and subject to applicable community property laws, each person named in this table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of our common stock subject to options currently exercisable or that will become exercisable within 60 days after November 5, 2010 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Applicable percentages are based on 115,575,069 shares of our common stock outstanding as of November 5, 2010, adjusted as required by the rules of the Securities and Exchange Commission.

(4)

Based on a Schedule 13F filed by Federated Investors, Inc. on October 19, 2010 with the Securities and Exchange Commission. Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in the Company. The Investment Advisers are wholly owned subsidiaries of FII

Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc. (“the Parent”). All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). Consists of (i) 8,800,000 shares of our common stock held by Federate Equity Management Company of Pennsylvania, an Investment Adviser to certain funds owned by Federated Investors, Inc and a wholly owned subsidiary of Federated Investors, Inc., (ii) 4,080,000 shares of our common stock held by Federated Global Investment Management Corp., the Investment Adviser to certain international Federated Funds and certain international private investment accounts and a wholly-owned subsidiary of Federated Investors, Inc., (iii) 2,750,000 shares of common stock issuable upon exercise of warrants outstanding held by Federated Kaufmann Fund, a portfolio of Federated Equity Funds, (iv) 71,998 shares of common stock issuable upon exercise of warrants outstanding held by Federated Kaufmann Fund II, a portfolio of Federated Insurance Series, (v) 446,014 shares of common stock issuable upon exercise of warrants outstanding held by Federated Kaufmann Small Cap Fund, a portfolio of Federated Equity Funds, and (vi) 173,656 shares of common stock issuable upon exercise of warrants outstanding held by American Skandia Trust, Federated Aggressive Growth Portfolio. The address of the principal business and office of Federated Investors, Inc. and its affiliates is Federated Investors Towers, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.

(5)

Based on a Schedule 13F filed by Dr. Jeffrey R. Jay, M.D., as the senior managing member investment manager for Great Point Partners, LLC, a limited liability company organized under the laws of the State of Delaware, on November 15, 2010 with the Securities and Exchange Commission (“SEC”) and Schedule 13G filed by Great Point LLC on May 7, 2010 with the SEC. Consists of (i) 6,194,000 shares of our common stock held by Great Point Partners, LLC, (ii) 807,308 shares of common stock issuable upon exercise of warrants outstanding held by Biomedical Value Fund, LP, which Great Point Partners, LLC has voting and investment power with respect to the Biomedical Value Fund, LP Shares, and therefore may be deemed to be the beneficial owner of the Biomedical Value Fund, LP Shares, (iii) 423,334 shares of common stock issuable upon exercise of warrants outstanding held by Biomedical Institutional Value Fund, LP (“BIVF”), which Great Point Partners, LLC has voting and investment power with respect to the BIVF Shares, and therefore may be deemed to be the beneficial owner of the BIVF, (iv) 1,154,672 shares of common stock issuable upon exercise of warrants outstanding held by Biomedical Offshore Value Fund, Ltd. (“BOVF”), which Great Point Partners, LLC has voting and investment power with respect to the BOVF Shares, and therefore may be deemed to be the beneficial owner of the BOVF, (v) 389,829 shares of common stock issuable upon exercise of warrants outstanding held by GEM Managed Account, which Great Point Partners, LLC is an investment manager for the GEM Managed Account, (vi) 12,994 shares of common stock issuable upon exercise of warrants outstanding held by David Morrison, which Great Point Partners, LLC is an investment manager for Mr. Morrison, (vii) 233,897 shares of common stock issuable upon exercise of warrants outstanding held by Lyrical Managed Account, which Great Point Partners, LLC is an investment manager and (viii) 77,966 shares of common stock issuable upon exercise of warrants outstanding held by WS Investments II, LLC, which Great Point Partners, LLC is an investment manager for WS Investments II, LLC. The address of the principal business and office of Great Point Partners, LLC and its affiliates is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(6)

Consists of (i) 203,214 shares held by the Dino Dina 1999 Revocable Trust, of which Dr. Dina is trustee, (ii) 30,773 shares purchased through the employee stock purchase plan, (iii) 170,000 shares owned directly by Dr. Dina, (vi) 35,000 shares of common stock issuable upon exercise of warrants outstanding held by Dr. Dina and (v) options to purchase 1,037,497 shares of common stock exercisable within 60 days of November 5, 2010.

(7)	Includes options to purchase 266,805 shares of common stock exercisable within 60 days of November 5, 2010.

(8)	Consists of options to purchase 288,750 shares of common stock exercisable within 60 days of November 5, 2010.

(9)	Consists of options to purchase 182,500 shares of common stock exercisable within 60 days of November 5, 2010.

(10)	Consists of 2,332 shares purchased through the employee stock purchase plan and options to purchase 71,250 shares of common stock exercisable within 60 days of November 5, 2010.

(11)

Consists of (i) options to purchase 70,000 shares of common stock exercisable within 60 days of November 5, 2010 and (ii) 584,323 shares held by InterWest Partners V L.P. Mr. Oronsky is a general partner of the general partner of InterWest Partners V L.P. and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(12)	Consists of options to purchase 60,000 shares of common stock exercisable within 60 days of November 5, 2010.

(13)	Includes options to purchase 47,500 shares of common stock exercisable within 60 days of November 5, 2010.

(14)	Consists of options to purchase 70,000 shares of common stock exercisable within 60 days of November 5, 2010.

(15)	Consists of options to purchase 75,000 shares of common stock exercisable within 60 days of November 5, 2010.

(16)	Consists of options to purchase 60,000 shares of common stock exercisable within 60 days of November 5, 2010.

(17)	Consists of options to purchase 5,000 shares of common stock exercisable within 60 days of November 5, 2010.

(18)

Includes (i) 8,565,787 shares of common stock directly owned by Symphony Capital Partners, L.P. (“Symphony Capital Partners”), (ii) 4,282,895 shares of common stock issuable upon exercise of warrants outstanding held by Symphony Capital Partners, (iii) 465,644 shares of common stock directly owned by Symphony Strategic Partners, LLC (“Symphony Strategic Partners”), and (iv) 232,822 shares of common stock issuable upon exercise of warrants outstanding held by Symphony Strategic Partners. Symphony GP, LLC (“SGP LLC”) is the general partner of Symphony Capital GP, L.P., which is the general partner of Symphony Capital Partners, L.P. Mark Kessel is a managing member of SGP LLC and Symphony Strategic Partners. Mr. Kessel is also a member of the board of directors for Dynavax.

(19)

Total number of shares includes 10,175,636 shares of common stock in aggregate held as of November 5, 2010 by our executive officers and directors and entities affiliated with such executive officers and directors. Also includes options to purchase 2,239,302 shares of common stock exercisable within 60 days of November 5, 2010, 35,000 shares of common stock issuable upon exercise of warrants outstanding held directly by Dr. Dina and 4,515,717 shares of shares of common stock issuable upon exercise of warrants outstanding held by Symphony Capital Partners and Symphony Strategic Partners.

Additional Information About Us

Dynavax electronically files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding Dynavax and other issuers that file electronically with the SEC at www.sec.gov. The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Stockholders may also read and copy materials that Dynavax files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Stockholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Dynavax stockholders will be “householding” the Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker or Dynavax. Direct your written request to Corporate Secretary, Dynavax Technologies Corporation, 2929 Seventh Street, Suite 100, Berkeley, California 94710 or contact Michael Ostrach at (510) 848-5100. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ MICHAEL S. OSTRACH
Michael S. Ostrach
Secretary

December 9, 2010

Annex A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

DYNAVAX TECHNOLOGIES CORPORATION

DYNAVAX TECHNOLOGIES CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that:

FIRST:    The name of the Corporation is Dynavax Technologies Corporation.

SECOND:    The Corporation was originally incorporated under the same name and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 6, 2000.

THIRD:    The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation as follows:

1. Article IV shall be amended and restated to read in its entirety as follows:

“The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The Corporation shall be authorized to issue 250,000,000 shares of Common Stock at $0.001 par value, and 5,000,000 shares of Preferred Stock at $0.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board). The rights, preferences, privileges and restrictions granted to or imposed upon the Preferred Stock or any series of Preferred Stock will be determined or altered by the Board of Directors. The Board of Directors shall also have the authority to fix or alter the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of shares of that series.”

FOURTH:    Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted to the stockholders of the Corporation for their approval, and was duly adopted at a Special Meeting of Stockholders held on January 5, 2011 in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, DYNAVAX TECHNOLOGIES CORPORATION has caused this Certificate of Amendment to be signed by its Vice President, Finance this      day of                     , 2011.

DYNAVAX TECHNOLOGIES CORPORATION

By:
Jennifer Lew
Vice President, Finance

Annex B

DYNAVAX TECHNOLOGIES CORPORATION

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: NOVEMBER 12, 2010

APPROVED BY THE STOCKHOLDERS: [                    ], 2011

TERMINATION DATE: NOVEMBER 11, 2020

1.    GENERAL.

(a) Successor to and Continuation of Prior Plans. The Plan is intended as the successor to and continuation of the Dynavax Technologies Corporation 2004 Stock Incentive Plan (the “2004 Plan”), the Dynavax Technologies Corporation 2010 Employment Inducement Award Plan (the “2010 Inducement Plan”) and the Dynavax Technologies Corporation 1997 Equity Incentive Plan (the “1997 Plan,” and together with the 2004 Plan and the 2010 Inducement Plan, the “Prior Plans”). Following the Effective Date, no additional stock awards shall be granted under the Prior Plans. Any available shares that, as of the Effective Date, are reserved under the Prior Plans but not subject to stock awards that have been granted under the Prior Plans as of the Effective Date, less any shares that may be added to the 2004 Plan share reserve on the first business day in 2011 by operation of the evergreen provision in Section 3(a) of the 2004 Plan (such number of available shares, the “Prior Plans’ Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plans shall remain subject to the terms of the applicable Prior Plan; provided, however, any shares subject to outstanding stock awards granted under the Prior Plans that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares, to the extent such shares would have otherwise returned to a Prior Plan in accordance with its terms had such Prior Plan been in active existence at such time, (such shares, the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder as provided in Section 3(a) below. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b)2(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.    ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Awards granted under the Plan into compliance therewith, subject to the limitations, if any, of applicable law. However, except as provided in Section 10(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 14(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event. Notwithstanding the foregoing, the Board or Committee shall have the authority, without the approval of the Company’s stockholders, to cancel outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange only for a nominal cash payment of consideration as necessary to effect a cancellation of the Award, provided that such cancellation is not treated as a repricing under United States generally accepted accounting principles.

3.    SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 10(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed [            ] shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plans’ Available Reserve, (ii) an additional Fifteen Million (15,000,000) new shares, plus (iii) an additional number of shares in an amount not to exceed [            ] shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the limitation in this Section 4(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4(a) does not limit the granting of Stock Awards except as provided in Section 8(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised or settled through a reduction of shares subject to the Stock Award (i.e., “net exercised” or “net settled”), or because the shares are withheld to cover applicable tax withholdings as described in Section 8(g) below, the number of shares that are not delivered to the Participant shall not remain available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 4 and, subject to the provisions of Section 10(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be Fifty Million (50,000,000) shares of Common Stock.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 10(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of Two Million (2,000,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred (100% percent) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.    PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable award agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 6(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable

Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR shall terminate upon the date on which the event giving rise to the termination occurred, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.    PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 7(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed One Million Five Hundred Thousand (1,500,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of Five Million dollars ($5,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of shares of Common

Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.    COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.    MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically, filed publicly with at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 4(d) and 7(c)(i), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

(e) Parachute Payments. Unless otherwise provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order: (A) reduction of cash payments; (B) cancellation of accelerated vesting of equity awards other than stock options; (C) cancellation of accelerated vesting of stock options; and (D) reduction of other benefits paid to Employee. Within any such category of payments and benefits (that is, (A), (B), (C) or (D)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A and then with respect to amounts that are. In the event that acceleration of compensation from a Participant’s equity awards is to be reduced, such acceleration of vesting shall be canceled, subject to the immediately preceding sentence, in the reverse order of the date of grant. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as reasonably requested by the Participant or the Company. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

10.    TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.    EFFECTIVE DATE OF PLAN.

The Plan became effective on January [    ], 2011, which is the date on which the Company filed a Certificate of Amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware following the approval of the Plan by the stockholders of the Company.

12.    CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the

Participant’s ability to perform his or her duties. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) over a period of twelve (12) months or less, individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Dynavax Technologies Corporation, a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of the Plan as set forth in Section 12.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 6 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 7(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit;

(xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) submission to, or approval by, a regulatory body (including, but not limited to the U.S. Food and Drug Administration) of an applicable filing or a product candidate; and (xxxiv) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles, (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and/or the award of bonuses under the Company’s bonus plans and (10) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 7(c)(i).

(oo) “Plan” means this Dynavax Technologies Corporation 2011 Equity Incentive Plan.

(pp) “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, which resignation results in a “separation from service” with the Company within the meaning of Treasury Regulation Section 1.409A-1(h), effective within a period of ninety (90) days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within thirty (30) days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of thirty (30) days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i) the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii) a greater than twenty percent (20%) aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to the participant’s by the same percentage amount shall not constitute such a salary reduction; or

(iii) a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than thirty-five (35) miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on January 4, 2011, the day prior to the stockholder meeting date.

Dynavax Technologies Corporation

FOLD AND DETACH HERE

INTERNET

http://www.proxyvoting.com/dvax

Use the Internet to vote your proxy. Have

your proxy card in hand when you access

the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your

proxy. Have your proxy card in hand when

you call.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card

and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named

proxies to vote your shares in the same manner as if

you marked, signed and returned your proxy card.

Please mark your votes as indicated in this example ☒

The Board of Directors and Management recommend you to vote “For” the stockholder proposals in items 1 and 2.

FOR AGAINST ABSTAIN

1. To approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 150,000,000 to 250,000,000 shares.

☐ ☐ ☐

FOR AGAINST ABSTAIN

2. To approve the Dynavax Technologies Corporation 2011 Equity Incentive Plan. ☐ ☐ ☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature             Signature            Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Important notice regarding the Internet availability of proxy materials for the 2011 Special Meeting of stockholders. The 2011 Proxy Statement to Stockholders is available at: http://www.dynavax.com/2011specialproxy.html

FOLD AND DETACH HERE

PROXY

DYNAVAX TECHNOLOGIES CORPORATION

2011 Special Meeting of Stockholders – January 5, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of DYNAVAX TECHNOLOGIES CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated December 9, 2010, and hereby appoints Dino Dina, M.D. and Jennifer Lew, or either of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company to be held on January 5, 2011 at 9:00 a.m., Pacific Time, at the Company’s offices at 2929 Seventh Street, Suite 100, Berkeley, California, and at any postponement or adjournment thereof, and to vote all shares of common stock of the Company which undersigned would be entitled to vote if then and there personally present, on the matters set on the reverse side.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)